Exhibit 99.1

   Four Oaks Fincorp, Inc. Announces Appointment of New Director to the Board

    FOUR OAKS, N.C.--(BUSINESS WIRE)--Jan. 25, 2006--Four Oaks Fincorp, Inc.(OTCBB:FOFN), holding company for Four Oaks Bank & Trust Company, today announced that the Board of Directors resolved to add a seat on the Board of Directors and to appoint Michael A. Weeks, to fill this new seat, effective immediately. Mr. Weeks, President of Weeks Turner Architecture, P.A., is a loyal supporter and was instrumental in the bank's successful entry into the Fuquay-Varina market in 2000. Mr. Weeks, a past Chairman of the Wake County Board of Commissioners, currently serves on the Centennial Authority and the Raleigh Durham Airport Authority. Ayden R. Lee, Jr., President and Chief Executive Officer said, "We are honored that Mr. Weeks agreed to accept a seat on our Board of Directors. His business acumen, along with his civic and community involvement in Wake County, will be a true asset as we expand further into this market."

    CONTACT: Four Oaks Fincorp, Inc.
             Ayden R. Lee, Jr., 919-963-2177
             President and Chief Executive Officer
             Nancy S. Wise, 919-963-2177
             Executive Vice President and Chief Financial Officer